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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

     (1) Registration Statement (Form S-8 No. 333-34789) pertaining to the 1997 Stock Incentive Plan of Ametek, Inc.

     (2) Registration Statement (Form S-8 No. 333-80449) pertaining to the 1999 Stock Incentive Plan of Ametek, Inc.

     (3) Registration Statement (Form S-8 No. 333-97969) pertaining to the 2002 Stock Incentive Plan of Ametek, Inc.

     (4) Registration Statement (Form S-8 No. 333-87491) pertaining to the Ametek Retirement and Savings Plan and Ametek 401(k) Plan for Acquired Business

     (5) Registration Statement (Form S-8 No. 333-91507) pertaining to the Ametek, Inc. Deferred Compensation Plan

     (6)  Registration Statement (Form S-3 No. 333-75892) of Ametek, Inc.

of our report dated June 12, 2006 with respect to the financial statements and schedule of the AMETEK 401(k) Plan for Acquired Businesses included in this Annual Report (Form 11-K) for the year ended December 31, 2005.


/s/ Ernst & Young LLP
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Philadelphia, Pennsylvania
June 16, 2006